Exhibit 99.1

Nutanix Reports Third Quarter Fiscal 2017 Financial Results

Record Revenue of $192 Million Up 67 Percent YOY; Record Number of Large Deals; Expanding Market Opportunity with HPE and IBM Hardware

SAN JOSE, Calif.--(BUSINESS WIRE)--May 25, 2017--Nutanix, Inc. (NASDAQ:NTNX), a leader in enterprise cloud computing, today announced financial results for its third quarter of fiscal 2017, ended April 30, 2017.

Third Quarter Fiscal Year 2017 Financial Highlights

  Revenue: $191.8 million, growing 67% year-over-year from $114.7 million in the third quarter of fiscal 2016
  Billings: $234.1 million, growing 47% year-over-year from $159.5 million in the third quarter of fiscal 2016
  Net Loss: GAAP net loss of $112.0 million, compared to a GAAP net loss of $46.8 million in the third quarter of fiscal 2016; Non-GAAP net loss of $60.8 million, compared to a non-GAAP net loss of $40.4 million in the third quarter of fiscal 2016
  Net Loss Per Share: GAAP net loss per share of $0.78, compared to a pro forma GAAP net loss per share of $0.39 in the third quarter of fiscal 2016; Non-GAAP net loss per share of $0.42, compared to a pro forma non-GAAP net loss per share of $0.33 in the third quarter of fiscal 2016
  Cash and Short-term Investments: $350.3 million, up 83% from the third quarter of fiscal 2016
  Deferred Revenue: $463.0 million, up 102% from the third quarter of fiscal 2016
  Operating Cash Flow: $(16.0) million, compared to $2.4 million in the third quarter of fiscal 2016, reflecting a $(9.6) million outflow of operating cash related to the purchase of ESPP shares
  Free Cash Flow: $(29.2) million, compared to $(11.0) million in the third quarter of fiscal 2016, also reflecting a $(9.6) million outflow of operating cash related to the purchase of ESPP shares

Reconciliations between GAAP and non-GAAP financial measures and key performance measures are provided in the tables of this press release.

“We continue to execute on our strategy of building a cloud operating system that provides our customers maximum choice of hardware platforms. We recently established a partnership with IBM® to bring to market the industry’s first hyperconverged solution on Power Systems, and introduced support for HPE® ProLiant® and Cisco UCS® blade servers,” said Dheeraj Pandey, CEO, Nutanix. “Our third quarter results reflect our continued focus on the Global 2000 as well as a measurable improvement in the number of larger deals in the quarter, particularly in North America.”

Recent Company Highlights

  Continued Customer Growth: Nutanix ended the third quarter of fiscal 2017 with 6,172 end-customers, adding approximately 790 new end-customers during the quarter. Third quarter customer wins included Caterpillar Inc., KYOCERA Communication Systems Co., Ltd., MobileIron, SAIC Volkswagen, Société Générale, and Sprint.
  Added Support for New Hardware Platforms: The company announced plans to expand the supported hardware platforms for its enterprise cloud OS Software to include Hewlett Packard Enterprise (HPE) ProLiant rackmount servers and Cisco UCS B-Series blade servers, allowing customers greater choice of hardware.
  Partnered with IBM for New HCI Solution: New partnership between Nutanix and IBM® will bring a turnkey hyperconverged solution combining Nutanix’s software and IBM Power Systems™ targeting high-performance workloads and one-click private clouds for large enterprises.
  Expanded Economic Consumption Model with Nutanix Go: Nutanix Go offers qualified U.S. customers a new pricing model that enables enterprises to build their cloud, from hardware to software, using operating budgets. This innovative economic model allows customers to break free of long-term capital budget commitments and align with the purchasing experience of the public cloud.
  Increased Number of $1 Million+ Deals: 34 customers with over $1 million in the quarter as a result of an increased focus on large deals.
  Announced Extensive Speaker Line-Up for Third Annual .NEXT Conference: Broad range of industry luminaries including Bill McDermott, CEO, SAP; Diane Greene, SVP Google Cloud; Adena Friedman, President and CEO, Nasdaq; Ashok Belani, Executive Vice President, Technology, Schlumberger; Chad Sakac, Dell EMC President, VCE - Converged Platform Division; Kirk Skaugen, EVP and President, Lenovo Datacenter Group; and Virginia Gambale, JetBlue Board Member.

Q4 Fiscal 2017 Financial Outlook

For the fourth quarter of fiscal 2017, Nutanix expects:

  Revenues between $215 and $220 million;
  Non-GAAP gross margin of approximately 58%;
  Non-GAAP net loss per share of $0.38, using 152 million weighted shares outstanding.

Supplementary materials to this earnings release, including the company’s third quarter fiscal 2017 investor presentation, can be found at http://ir.nutanix.com/company/financial/.

All forward-looking non-GAAP financial measures contained in this section titled "Q4 Fiscal 2017 Financial Outlook" exclude stock-based compensation expense, and may also exclude, as applicable, other special items. The company has not reconciled guidance for non-GAAP gross margin and non-GAAP loss per share to their most directly comparable GAAP measures because such items that impact these measures are not within its control and are subject to constant change. While the actual amounts of such items will have a significant impact on the company’s non-GAAP gross margin and non-GAAP loss per share, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

Webcast and Conference Call Information

Nutanix executives will discuss the company’s third quarter fiscal 2017 financial results on a conference call at 4:30 p.m. Eastern time/1:30 p.m. Pacific time today. To listen to the call via telephone, dial 1-877-201-0168 in the United States or 1-647-788-4901 from outside the United States. The conference ID is 12015922. This call is being webcast live and is available to all interested parties on our Investor Relations website at ir.nutanix.com. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on the Nutanix Investor Relations website. A telephonic replay will be available for one week following the conference call at 1-800-585-8367 or 1-416-621-4642, conference ID 12015922.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial and other key performance measures: billings, non-GAAP gross margin percentage, non-GAAP net loss, pro forma non-GAAP net loss per share, and free cash flow. In computing these non-GAAP financial measures, we exclude certain items such as stock-based compensation and the related income tax impact, costs associated with our acquisitions (such as amortization of acquired intangible assets, revaluation of contingent consideration, income tax related impact, and other acquisition-related costs), loss on debt extinguishment, and changes in the fair value of our preferred stock warrant liability. Billings is a performance measure which our management believes provides useful information to investors because it represents the amounts under binding purchase orders received by us during a given period that have been billed, and we calculate billings by adding the change in deferred revenue between the start and end of the period to total revenue recognized in the same period. Free cash flow is a performance measure that our management believes provides useful information to management and investors about the amount of cash generated by the business after necessary capital expenditures, and we define free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial and key performance measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. However, these non-GAAP financial and key performance measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Billings, non-GAAP gross margin percentage, non-GAAP net loss, pro forma non-GAAP net loss per share, and free cash flow are not substitutes for total revenue, gross profit, net loss, net loss per share, or net cash (used in) provided by operating activities, respectively. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of Revenue to Billings,” “Reconciliation of GAAP to Non-GAAP Profit Measures,” and “Reconciliation of GAAP Net Cash (Used In) Provided By Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business.

Forward Looking Statements

This press release contains express and implied forward-looking statements, including but not limited to statements relating to our competitive differentiation, our plans and expectations relating to our relationship with IBM and the deployment of our software on, and interoperability of our software with, IBM Power Systems, HPE ProLiant servers, and Cisco UCS B-Series blade servers, and anticipated future financial results, including but not limited to our guidance on estimated revenues, non-GAAP gross margin, and non-GAAP net loss per share for future fiscal periods. These forward-looking statements are not historical facts, and instead are based on our current expectations, estimates, opinions and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of such forward-looking statements depends upon future events, and involves risks, uncertainties and other factors beyond our control that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: the rapid evolution of the markets in which we compete; our ability to sustain or manage future growth effectively; factors that could result in the significant fluctuation of our future quarterly operating results, including, among other things, our revenue mix, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions; the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; failure to develop, or unexpected difficulties or delays in developing, new product features or technology on a timely or cost-effective basis; and other risks detailed in our Quarterly Report on Form 10-Q for the quarter ended January 31, 2017, filed with the SEC on March 10, 2017. Additional information will also be set forth in our Form 10-Q that will be filed for the quarter ended April 30, 2017, which should be read in conjunction with these financial results. Our SEC filings are available on the Investor Relations section of the company’s website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation to update forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix makes infrastructure invisible, elevating IT to focus on the applications and services that power their business. The Nutanix Enterprise Cloud Platform leverages web-scale engineering and consumer-grade design to natively converge compute, virtualization and storage into a resilient, software-defined solution with rich machine intelligence. The result is predictable performance, cloud-like infrastructure consumption, robust security, and seamless application mobility for a broad range of enterprise applications. Learn more at www.nutanix.com or follow us on Twitter @nutanix.

© 2017 Nutanix, Inc. All rights reserved. Nutanix®, the Enterprise Cloud Platform™ and the Nutanix logo are trademarks of Nutanix, Inc., registered or pending registration in the United States and other countries. Hewlett Packard Enterprise®, HPE® and ProLiant® are the registered trademarks of Hewlett Packard Enterprise Development LP and/or its affiliates. Cisco® and Cisco UCS® are the registered trademarks of Cisco Technology, Inc. IBM® and Power Systems™ are the trademarks of International Business Machines (IBM) and/or its affiliates. Nutanix is not associated with, sponsored or endorsed by HPE or Cisco. All other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

NUTANIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)
	As of
	July 31,	April 30,
	2016	2017
Assets
Current assets:
Cash and cash equivalents	$99,209	$200,774
Short-term investments	85,991	149,571
Accounts receivable—net	110,659	170,335
Deferred commissions—current	17,864	22,260
Prepaid expenses and other current assets	16,138	44,313
Total current assets	329,861	587,253
Property and equipment—net	42,218	53,545
Deferred commissions—non-current	19,029	28,039
Intangible assets—net	—	26,609
Goodwill	—	16,636
Other assets—non-current	7,978	6,225
Total assets	$399,086	$718,307

Liabilities, Convertible Preferred Stock and Stockholders’ (Deficit) Equity
Current liabilities:
Accounts payable	$52,111	$83,869
Accrued compensation and benefits	24,547	56,834
Accrued expenses and other liabilities	5,537	9,018
Deferred revenue—current	130,569	207,018
Total current liabilities	212,764	356,739
Deferred revenue—non-current	165,896	255,982
Senior notes	73,260	—
Convertible preferred stock warrant liability	9,679	—
Early exercised stock options liability	2,320	1,185
Other liabilities—non-current	1,103	9,163
Total liabilities	465,022	623,069
Commitments and contingencies
Convertible preferred stock	310,379	—
Stockholders’ (deficit) equity:
Common stock	1	4
Additional paid-in capital	65,629	904,507
Accumulated other comprehensive loss	(12)	(96)
Accumulated deficit	(441,933)	(809,177)
Total stockholders’ (deficit) equity	(376,315)	95,238
Total liabilities, convertible preferred stock and stockholders’ (deficit) equity	$399,086	$718,307

NUTANIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data, unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2016	2017	2016	2017
Revenue:
Product	$89,957	$143,142	$241,582	$411,307
Support and other services	24,733	48,621	63,561	129,460
Total revenue	114,690	191,763	305,143	540,767
Cost of revenue:
Product (1)	33,427	62,593	91,061	173,206
Support and other services (1)	9,966	20,613	25,347	56,608
Total cost of revenue	43,393	83,206	116,408	229,814
Gross profit	71,297	108,557	188,735	310,953
Operating expenses:
Sales and marketing (1)	75,849	128,007	200,576	368,026
Research and development (1)	31,390	74,607	81,271	220,802
General and administrative (1)	8,761	15,610	23,976	60,463
Total operating expenses	116,000	218,224	305,823	649,291
Loss from operations	(44,703)	(109,667)	(117,088)	(338,338)
Other income (expense)—net	(2,106)	303	(331)	(25,830)
Loss before provision for income taxes	(46,809)	(109,364)	(117,419)	(364,168)
Provision for income taxes	11	2,613	1,151	3,190
Net loss	$(46,820)	$(111,977)	$(118,570)	$(367,358)
Net loss per share attributable to common stockholders—basic and diluted	$(1.05)	$(0.78)	$(2.72)	$(3.07)
Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	44,441,954	144,054,432	43,643,451	119,851,586

(1) Includes the following stock-based compensation expense:
Product cost of sales	$98	$610	$311	$2,424
Support cost of sales	230	2,471	764	8,210
Sales and marketing	2,029	15,726	6,111	65,145
Research and development	1,519	27,041	4,760	89,826
General and administrative	1,168	4,503	3,434	28,081
	$5,044	$50,351	$15,380	$193,686

NUTANIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended
	April 30,
	2016	2017
Cash flows from operating activities:
Net loss	$(118,570)	$(367,358)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18,975	27,934
Stock-based compensation	15,380	193,686
Loss on debt extinguishment	—	3,320
Change in fair value of convertible preferred stock warrant liability	(567)	21,133
Other	(187)	777
Changes in operating assets and liabilities:
Accounts receivable—net	(24,295)	(58,841)
Deferred commission	(14,190)	(13,406)
Prepaid expenses and other assets	(421)	(29,628)
Accounts payable	(3,551)	32,468
Accrued compensation and benefits	4,819	32,000
Accrued expenses and other liabilities	(2,147)	5,291
Deferred revenue	126,024	160,527
Net cash provided by operating activities	1,270	7,903
Cash flows from investing activities:
Purchases of property and equipment	(33,419)	(37,797)
Purchases of investments	(85,740)	(156,420)
Maturities of investments	66,613	59,542
Sale of investments	—	32,640
Payments for business acquisitions, net of cash acquired	—	(184)
Net cash used in investing activities	(52,546)	(102,219)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	254,455
Payments of offering costs, net	(2,791)	(1,609)
Proceeds from sales of shares through employee equity incentive plans, net of repurchases	2,747	26,662
Repayment of senior notes	—	(75,000)
Debt extinguishment costs	—	(1,580)
Payment of debt in conjunction with a business acquisition	—	(7,124)
Proceeds from long-term debt - net of issuance costs	73,319	—
Other	836	77
Net cash provided by financing activities	74,111	195,881
Net increase in cash and cash equivalents	22,835	101,565
Cash and cash equivalents—beginning of period	67,879	99,209
Cash and cash equivalents—end of period	$90,714	$200,774
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$2,093	$3,559
Cash paid for interest	$—	$1,271
Supplemental disclosures of non-cash investing and financing information:
Vesting of early exercised stock options	$2,658	$1,293
Purchases of property and equipment included in accounts payable	$2,932	$4,496
Offering costs included in accounts payable	$980	$51
Conversion of convertible preferred stock to common stock, net of issuance costs	$—	$310,379
Reclassification of convertible preferred stock warrant liability to additional paid-in capital	$—	$30,812
Issuance of common stock for business acquisitions	$—	$27,063

Reconciliation of Revenue to Billings
(In thousands, unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2016	2017	2016	2017
Total revenue	$114,690	$191,763	$305,143	$540,767
Change in deferred revenue, net of acquisitions (1)	44,815	42,384	126,024	160,527
Billings	$159,505	$234,147	$431,167	$701,294

(1) Excludes $6.0 million of deferred revenue assumed in the PernixData acquisition.

Reconciliation of GAAP to Non-GAAP Profit Measures
(In thousands, except share and per share data, unaudited)

	GAAP	Non-GAAP Adjustments				Non-GAAP
	Three Months					Three Months
	Ended April					Ended April 30,
	30, 2017	(1)	(2)	(3)	(4)	2017
Gross profit	$108,557	$3,081	$358	$—	$—	$111,996
Gross margin	56.6%	1.6%	0.2%	—		58.4%
Operating expenses:
Sales and marketing	$128,007	$(15,726)	$(250)	$—		$112,031
Research and development	74,607	(27,041)	—	—		47,566
General and administrative	15,610	(4,503)	—	296		11,403
Total operating expenses	$218,224	$(47,270)	$(250)	$296	$—	$171,000
Loss from operations	$(109,667)	$50,351	$608	$(296)	$—	$(59,004)
Net loss	$(111,977)	$50,351	$608	$(296)	$513	$(60,801)
Weighted-shares outstanding, basic and diluted	144,054,432					144,054,432
Net loss per share, basic and diluted	$(0.78)	$0.35	$0.01	$—	$—	$(0.42)

(1) Stock-based compensation expense
(2) Amortization of intangible assets
(3) Change in fair value of contingent consideration assumed in the PernixData acquisition
(4) Tax effect of stock-based compensation expense

	GAAP	Non-GAAP Adjustments		Non-GAAP
	Three Months			Three Months
	Ended April			Ended April
	30, 2016	(1)	(2)	30, 2016
Gross profit	$71,297	$328	$—	$71,625
Gross margin	62.2%	0.3%	—%	62.5%
Operating expenses:
Sales and marketing	$75,849	$(2,029)	$—	$73,820
Research and development	31,390	(1,519)	—	29,871
General and administrative	8,761	(1,168)	—	7,593
Total operating expenses	$116,000	$(4,716)	$—	$111,284
Loss from operations	$(44,703)	$5,044	$—	$(39,659)
Net loss	$(46,820)	$5,044	$1,337	$(40,439)
Weighted-shares outstanding, basic and diluted	44,441,954			44,441,954
Pro forma adjustment	76,319,511			76,319,511
Pro forma weighted-shares outstanding, basic and diluted	120,761,465			120,761,465
Net loss per share, basic and diluted	$(1.05)
Pro forma net loss per share, basic and diluted	$(0.39)	$0.05	$0.01	$(0.33)

(1) Stock-based compensation expense
(2) Change in fair value of preferred stock warrant liability

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Nine Months Ended April 30, 2017	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Nine Months Ended April 30, 2017
Gross profit	$310,953	$10,634	$956	$—	$—	$—	$—	$—	$322,543
Gross margin	57.5%	2.0%	0.2%	—%	—%	—%	—%	—%	59.7%
Operating expenses:
Sales and marketing	$368,026	$(65,145)	$(665)	$—	$—	$—	$—	$—	$302,216
Research and development	220,802	(89,826)	—	—	—	—	—	—	130,976
General and administrative	60,463	(28,081)	—	(176)	(672)	—	—	—	31,534
Total operating expenses	$649,291	$(183,052)	$(665)	$(176)	$(672)	$—	$—	$—	$464,726
Loss from operations	$(338,338)	$193,686	$1,621	$176	$672	$—	$—	$—	$(142,183)
Net loss	$(367,358)	$193,686	$1,621	$176	$672	$21,133	$3,320	$(1,721)	$(148,471)
Weighted-shares outstanding, basic and diluted	119,851,586								119,851,586
Pro forma adjustment	18,171,312								18,171,312
Pro forma weighted-shares outstanding, basic and diluted	138,022,898								138,022,898
Net loss per share, basic and diluted	$(3.07)
Pro forma net loss per share, basic and diluted	$(2.66)	$1.40	$0.01	$—	$0.01	$0.15	$0.02	$(0.01)	$(1.08)

(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Change in fair value of contingent consideration assumed in the PernixData acquisition
(4)	Acquisition-related costs
(5)	Change in fair value of preferred stock warrant liability
(6)	Loss on debt extinguishment
(7)	Partial release of valuation allowance from the PernixData acquisition and tax effect of stock-based compensation expense

	GAAP	Non-GAAP Adjustments		Non-GAAP
	Nine Months Ended April 30, 2016	(1)	(2)	Nine Months Ended April 30, 2016
Gross profit	$188,735	$1,075	$—	$189,810
Gross margin	61.9%	0.3%	—%	62.2%
Operating expenses:
Sales and marketing	$200,576	$(6,111)	$—	$194,465
Research and development	81,271	(4,760)	—	76,511
General and administrative	23,976	(3,434)	—	20,542
Total operating expenses	$305,823	$(14,305)	$—	$291,518
Loss from operations	$(117,088)	$15,380	$—	$(101,708)
Net loss	$(118,570)	$15,380	$(567)	$(103,757)
Weighted-shares outstanding, basic and diluted	43,643,451			43,643,451
Pro forma adjustment	76,319,511			76,319,511
Pro forma weighted-shares outstanding, basic and diluted	119,962,962			119,962,962
Net loss per share, basic and diluted	$(2.72)
Pro forma net loss per share, basic and diluted	$(0.99)	$0.13	$—	$(0.86)

(1) Stock-based compensation expense
(2) Change in fair value of preferred stock warrant liability

Reconciliation of GAAP Net Cash Provided By (Used in) Operating Activities to Non-GAAP Free Cash Flow
(In thousands, unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2016	2017	2016	2017
Net cash provided by (used in) operating activities	$2,413	$(16,009)	$1,270	$7,903
Purchase of property and equipment	(13,398)	(13,181)	(33,419)	(37,797)
Free cash flow	$(10,985)	$(29,190)	$(32,149)	$(29,894)

CONTACT:
Nutanix, Inc.
Investor Contact:
Tonya Chin, 408-560-2675
tonya@nutanix.com
or
Media Contact:
Raj Badarinath, 650-200-0725
raj.badarinath@nutanix.com